Exhibit 107

Calculation of Filing Fee

424(b)(5)

(Form Type)

UDR, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	14,016,954	$43.35(1)	$607,634,956(1)	0.00011020	$66,962(1)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$607,634,956		$66,962
	Total Fees Previously Paid							-
	Total Fee Offsets							$66,962(2)
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	UDR, Inc.	424(b)(5)	333-236846	7/29/2021		$66,962(2)	Equity	Common Stock, $0.01 par value per share	14,016,954(2)	$766,306,875(3)
Fee Offset Sources	UDR, Inc.	424(b)(5)	333-236846		7/29/2021						$99,627(2)

(1)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on February 7, 2023. In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of the registration fee for Registration Statement No. 333-269757.

(2)	On July 29, 2021, the Company filed a prospectus supplement (the “Prior Prospectus Supplement”) to the base prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-236846) in connection with the Company’s “at-the-market” offering program (the “ATM Program”). In connection with the Prior Prospectus Supplement, the Company owed a filing fee of $119,290 to register the offering of 20,000,000 shares of the Company’s common stock, of which $19,663 was applied from registration fees previously paid for unsold securities under the Company’s prospectus supplement dated August 1, 2017 to the base prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333- 217491) and $99,627 was paid therewith. 14,016,954 shares of common stock registered in connection with the ATM Program remain unsold as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, the Company is applying $66,962 of the registration fee previously paid in connection with the unsold shares of common stock toward the payment of the registration fee for the shares of common stock registered hereunder. Accordingly, there is no registration fee due in connection with this prospectus supplement. The offering pursuant to the Prior Prospectus Supplement has terminated.

(3)	Based on the assumed maximum offering price for purposes of calculating, in accordance with Rule 457(c), the registration fee contemporaneously paid in connection with the unsold securities with the Prior Prospectus Supplement.